SARVER LOAN AGREEMENT
                              ---------------------


         This Loan Agreement is dated as of October 1, 1998 (the "Agreement") by and between Robert G. Sarver, in his capacity as Trustee of the Robert G. Sarver Separate Property Trust dated as of September 29, 1997 ("Sarver"), and Zions Bancorporation ("Zions").

                                    Recitals
                                    --------

         A. Sarver, Zions and a partnership that consists of two limited liability companies as partners for both of which Sarver is the sole manager have entered into a Shareholder Agreement dated as of October 1, 1998 (the "Shareholder Agreement") with respect to an investment in Grossmont Bank, Zions' California bank subsidiary.

         B. Zions has agreed to provide non-recourse financing to Sarver in connection with Sarver's individual investment.

         NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:







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                                    ARTICLE I

                                   Definitions
                                   -----------

         Except as otherwise provided herein, the terms defined in the Shareholder Agreement, including by reference to the Merger Agreement, shall have their same respective meanings herein.

                                   ARTICLE II

                                    The Loan
                                    --------

         2.1 Making the Loan. At the Closing, subject to the terms and conditions hereof, Zions shall loan (the "Loan") to Sarver $14,850,000. The Loan shall be evidenced by a non-recourse note containing the terms and substantially in the form of Exhibit A hereto (the "Note").

         2.2 Interest. Interest on the Loan shall accrue at a rate equal to the five-year U.S. Treasury note rate prevailing at the close of business on the date two business days preceding the Closing (which rate shall be determined by Zions by reference to The Wall Street Journal or other reliable source, which determination shall be conclusive absent manifest error) plus 200 basis points, shall compound annually on the anniversary of the Loan and shall be payable at maturity or upon prepayment in accordance with Section 2.5 hereof.


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         2.3 Maturity. The Loan will mature (the "Maturity Date") on March 31,
2003; provided, that if Zions has received a Buy-Back Notice on or before March 31, 2003, then the Maturity Date of a principal amount of the Loan equal to (i) the amount of cash consideration received by Sarver pursuant to a purchase by Zions of Buy-Back Securities shall be the date of such purchase and (ii) the net proceeds (after taking into account any sales commissions or discounts) from the sale of any Zions Common Stock received by Sarver pursuant to a purchase by Zions of Buy-Back Securities shall be the date of such sale, together in each case (i) and (ii) with accrued and unpaid interest on such principal amount to such Maturity Date. Anything herein to the contrary notwithstanding, in no event shall the Maturity Date be later than March 31, 2004, regardless of whether Sarver has sold any or all of the Zions Common Stock received pursuant to a purchase by Zions of Buy-Back Securities.

         2.4 Collateral. As collateral for the Loan and all amounts payable hereunder and under the Note, Sarver hereby grants to Zions a security interest in and lien upon (a) 200,000 shares of Zions Common Stock (the "Zions Shares"),
(b) the Shares of the Interim Bank acquired by Sarver, (c) the Bank Common Stock acquired by Sarver in the


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Second Merger upon cancellation of the Shares of the Interim Bank and (d) the proceeds of each of the foregoing (collectively, the "Collateral").

         2.5 Prepayment. Sarver may prepay the Loan in whole or in part at any time, without premium or penalty but with accrued interest on the principal amount being prepaid to the date of prepayment. Until the Loan is paid in full Zions will continue to hold the Collateral.

         2.6 Nonrecourse. Zions agrees to look only to the Collateral for repayment of the Loan and the Note, and Sarver shall have no personal liability therefor.

                                   ARTICLE III

                                   Conditions

         3.1 The making of the Loan is subject to the conditions that Zions shall have received the following, each in form and substance satisfactory to it:

         (a) the Note;

         (b) a Security Agreement substantially in the form of Exhibit B hereto (the "Security Agreement");

         (c) certificates representing (i) the Zions Shares and (ii) Sarver's Shares in the Interim Bank, each duly endorsed in blank or with duly endorsed blank stock powers;


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         (d) a Form FR G-3; and

         (e) evidence that all conditions to the Closing pursuant to the Shareholder Agreement have been, or will with the funding of the Loan, be satisfied.

                                   ARTICLE IV

                                  Miscellaneous
                                  -------------

         4.1 Waiver and Amendment. Any provision of this Agreement may be: (i) waived in writing by the party benefitted by the provision; or (ii) amended or modified at any time by an agreement in writing between both parties hereto.

         4.2 Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         4.3 Governing Law; Jurisdiction. (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH WITHOUT GIVING EFFECT TO UTAH CONFLICTS OF LAW PRINCIPLES.

         (b) Except as otherwise expressly provided in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions


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contemplated hereby (a "Proceeding") shall only be brought in the United States
District Court for the District of Utah or any other state court sitting in Salt Lake City, and each of the parties hereto hereby consents to the jurisdiction of such courts and of the appropriate appellate courts therefrom in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding which is brought in any such court has been brought in an inconvenient forum and irrevocably agrees that a judgment in any such Proceeding obtained in any such court may be enforced in the courts of any other jurisdiction. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party hereto hereby agrees that service of process on such party as provided in
Section 4.6 shall be deemed effective service of process on such party.

         4.4 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


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         4.5 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

         4.6 Notices. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, first-class mail, registered or certified with return receipt requested, overnight carrier or telecopy (with receipt confirmed by telephone) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

         If to Zions:

              Zions Bancorporation
              One South Main, Suite 1380
              Salt Lake City, Utah 84111

              Telecopy:  (801) 524-2129
              Attention: Chief Financial Officer

         If to Sarver:

              Robert G. Sarver
              Southwest Value Partners
              4275 Greens Place
              Wilson, Wyoming  83014

              Telecopy:  (619) 239-7999

         4.7 Entire Agreement, Etc. This Agreement represents the entire understanding of the parties hereto with respect to the Loan and the Collateral therefor and


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supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         4.8 Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party.


























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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                        ZIONS BANCORPORATION


                                        By: /s/ Dale M.Gibbons
                                           ------------------------------------
                                           Name:  Dale M. Gibbons
                                           Title: Senior Vice
                                                  President and Chief
                                                  Financial Officer



                                        ROBERT G. SARVER SEPARATE
                                        PROPERTY TRUST DATED AS OF
                                        SEPTEMBER 29, 1997


                                        By: /s/ Robert G. Sarver
                                           ------------------------------------
                                           Name:  Robert G. Sarver,
                                                  as Trustee





















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                                                                       EXHIBIT B



                               SECURITY AGREEMENT

None.